Exhibit 21. Subsidiaries of the Registrant
The Timken Company has no parent company.
The active subsidiaries of the Company (all of which are included in the Consolidated Financial Statements of the Company and its subsidiaries) are as follows:

		Percentage of
		voting securities
	State or sovereign	owned directly
	power under laws	or indirectly
Name	of which organized	by Company

British Timken Limited	England	100%
EDC, Inc.	Ohio	100%
MPB Corporation	Delaware	100%
Rail Bearing Service Corporation	Virginia	100%
The Timken Service & Sales Co.	Ohio	100%
Timken (Mauritius) Limited	Mauritius	100%
Timken Alloy Steel Europe Limited	England	100%
Timken Benelux, SA	Belgium	100%
Timken Communications Company	Ohio	100%
Timken de Mexico S.A. de C.V.	Mexico	100%
Timken Engineering and Research — India Private Limited	India	100%
Timken Espana, S.L.	Spain	100%
Timken Holdings, Inc.	Delaware	100%
Timken India Limited	India	80%
Timken IRB SA	Spain	100%
Timken Korea Limited Liability Corporation	Korea	100%
Timken Limited (Hong Kong)	China	100%
Timken Luxembourg Holdings SARL	Luxembourg	100%
Timken Mexico Holdings LLC	Delaware	100%
Timken South Africa (Pty.) Ltd.	South Africa	100%
Timken UK, Ltd.	England	100%
TTC Asia Limited	Cayman Islands	100%
Bearing Inspection, Inc.	California	100%
MPB Export Corporation	Delaware	100%
Timken (Gibraltar) Limited	Gibraltar	100%
Timken (Hong Kong) Holding Limited	China	100%
Timken Aerospace Transmissions, LLC	Delaware	100%
Timken Alcor Aerospace Technologies, Inc.	Delaware	100%
Timken Bearing Services South Africa (Proprietary) Limited	South Africa	74%
Timken Canada Holdings ULC	Canada	100%
Timken France SAS	France	100%
Timken Germany GmbH	Germany	100%
Timken India Manufacturing Limited	India	100%
Timken Rail Service Company	Russia	100%
Timken Servicios Administrativos S.A. de C.V.	Mexico	100%

Exhibit 21. Subsidiaries of the Registrant (cont’d)

		Percentage of
		voting securities
	State or sovereign	owned directly
	power under laws	or indirectly
Name	of which organized	by Company

Timken U.S. Holdings LLC	Delaware	100%
Timken (China) Investment Co., Ltd.	China	100%
Timken Canada GP Inc.	Canada	100%
Timken Canada LP	Canada	100%
Timken Global Treasury SARL	Luxembourg	100%
Timken GmbH	Germany	100%
Timken Industries SAS	France	100%
Timken SH Holdings ULC	Canada	100%
Timken US Corporation	Delaware	100%
Nihon Timken K.K.	Japan	100%
The Timken Corporation	Ohio	100%
Timken (Chengdu) Aerospace and Precision Products Co., Ltd	China	100%
Timken (Shanghai) Distribution & Sales Co., Ltd.	China	100%
Timken (Wuxi) Bearings Company Limited	China	100%
Timken (Wuxi) Power Transmission Products Co., Ltd	China	100%
Timken Australia Holdings ULC	Nova Scotia	100%
Timken Coventry Limited	England	100%
Timken do Brasil Comercio e Industria, Ltda.	Sao Paulo, Brazil	100%
Timken Europe B.V.	Netherlands	100%
Timken Netherlands Holdings B.V.	Netherlands	100%
Timken Romania S.A.	Romania	94%
Timken Scandinavia AB	Sweden	100%
Yantai Timken Company Limited	China	100%
Australian Timken Proprietary, Limited	Victoria, Australia	100%
Timken Argentina Sociedad De Responsabilidad Limitada	Argentina	100%
Timken Ceska Republika S.R.O.	Czech Republic	100%
Timken de Venezuela C.A.	Venezuela	100%
Timken Industrial Services, LLC	Delaware	100%
Timken Italia, S.R.L.	Italy	100%
Timken Polska Sp.z.o.o.	Poland	100%
Timken Receivables Corporation	Delaware	100%
Timken Singapore Pte. Ltd.	Singapore	100%
Timken Super Precision — Europa B.V.	Netherlands	100%
Timken Super Precision — Singapore Pte. Ltd.	Singapore	100%
ICSA Industria Cuscinetti SpA	Italy	18.095%
The Company also has a number of inactive subsidiaries that were incorporated for name-
holding purposes and a foreign sales corporation subsidiary.